Exhibit 32.1
CERTIFICATION PURSUANT TO RULE 13a-14(b) OF THE SECURITIES
EXCHANGE ACT OF 1034 AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Volcano Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, R. Scott Huennekens, President & Chief Executive Officer of the Company, certify, in compliance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2007	/s/ R. Scott Huennekens
R. Scott Huennekens
President & Chief Executive Officer (principal executive officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Volcano Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

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